Exhibit 10.T.1
AMENDMENT NO. 1 TO THE
EL PASO CORPORATION
2005 OMNIBUS INCENTIVE COMPENSATION PLAN
(as amended and restated)
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated effective May 6, 2009 (the “Plan”); and
     WHEREAS, pursuant to Section 19.1 of the Plan, the Board of Directors may amend the Plan, in whole or in part; and
     WHEREAS, it is hereby intended that the Plan be amended to permit the settlement of stock appreciation rights in cash and to incorporate minimum vesting restrictions applicable to Other Stock-Based Awards (as such term is defined in the Plan).
     NOW, THEREFORE, the Plan is amended as follows:
1.	Section 7.2 is amended by revising the second sentence thereof to read as follows:

“Upon exercise of a stock appreciation right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the price fixed at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant) times (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised.”

2.	Section 7.2 is further amended by replacing the final sentence thereof with the following:

“At the discretion of the Plan Administrator, the payment upon stock appreciation right exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.”

3.	Section 12.2 is amended by adding the following sentences to the end thereof:

“Notwithstanding the above, the minimum vesting period for Other Stock-Based Awards with no performance-based vesting characteristics shall be three (3) years (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period), and the minimum vesting period for Other Stock-Based Awards subject to restrictions based upon the achievement of specific Performance Goals or performance measures shall be one (1) year; provided, however, that the Plan Administrator may grant a “de minimis” number of Other Stock-Based Awards that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means five percent (5%) or less of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 5.2(b) herein, subject to adjustment under Section 5.3.”
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of October 14, 2009.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone
Its Senior Vice President, Human Resources

ATTEST:

By:	/s/ Marguerite Woung-Chapman Corporate Secretary